SUBORDINATION AGREEMENT

SUBORDINATION AGREEMENT (this "Agreement") dated as of June 11, 2012 among Resource Income Fund, L.P. ("*RIF*"), American Bonanza Gold Corp. ("AmBon" or the "Borrower") and Galloway Financial Services Inc. ("Galloway") and Goldreign Capital Inc. ("Goldreign" and together with Galloway, the "GG Lenders").

WHEREAS, RIF has made a US$6,000,000 Gold Prepayment Facility available to AmBon, as evidenced by that certain Secured Promissory Note and Guaranty dated February 14, 2012 (the "RIF Note"). The RIF Note, and the Obligations defined therein the "RIF Obligations") are secured, *inter alia*, by (i) a first priority security interest in all personal property; (ii) a Pledge Agreement (the "RIF Stock Pledge") from Borrower to RIF of 100% of the outstanding stock of Bonanza Explorations Inc. ("Bonanza Explorations" or "Guarantor"), (iii) the General Security Agreement from the Borrower to RIF, (iv) the General Security Agreement from the Guarantor to RIF, (v) the Gold Purchase and Sale Agreement between American Bonanza and the Gold Agent, as defined in the RIF Note, with respect to all gold sales of the Borrower and Guarantor; and (vi) the Guaranty of Bonanza Explorations (collectively, the "RIF Collateral Documents"). The RIF Note and the RIF Collateral Documents, and all related and supporting documents and agreements, as the same may be amended from time to time are hereinafter referred to as the "RIF Transaction Documents"; each and every obligation of AmBon under the RIF Transaction Documents are hereinafter referred to as the "RIF Obligations"; and the collateral so securing the RIF Obligations is hereinafter referred to as the "RIF Collateral";

AND WHEREAS, The GG Lenders have made an aggregate of US$4,501,000 Gold Facility available to AmBon, as evidenced by the Secured Promissory Note and Guaranty dated June 11, 2012 granted to Galloway and the Secured Promissory Note and Guaranty dated June 11, 2012 granted to Goldreign (collectively, the "GG Notes") from AmBon. The GG Notes, and the Obligations as defined therein (the "GG Obligations") are secured, inter alia, by (i) a second priority security interest in all personal property; (ii) a securities pledge agreement (the "GG Stock Pledge") from Borrower to each of the GG Lenders of 100% of the outstanding stock of Bonanza Explorations, (iii) a General Security Agreement from the Borrower to each of the GG Lenders, (iv) a General Security Agreement from Bonanza Explorations to each of the GG Lenders (, and (v) a Guaranty of Bonanza Explorations granted to each of the GG Lenders (collectively, the "GG Collateral Documents"). The GG Notes and the GG Collateral Documents, and all related and supporting documents and agreements, as the same may be amended from time to time are hereinafter referred to as the "GG Transaction Documents"; each and every obligation of AmBon under the GG Transaction Documents are hereinafter referred to as the "GG Obligations"; and the collateral so securing the GG Obligations is hereinafter referred to as the "GG Collateral"; as described above, the GG Obligations are secured by the same collateral (the "Collateral") as the RIF Obligations;

AND WHEREAS RIF and the GG Lenders wish to establish their respective priorities, rights and duties with respect to the Collateral and ensure that RIF shall at all times, as between the GG Lenders and RIF, have a first-ranking lien and security interest in the Collateral;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. ***Priority of RIF in Collateral; Subordination***. The GG Lenders acknowledge and agree that, in respect of the Collateral, RIF has been granted a pledge and security interest that ranks prior to the pledge and security interest of the GG Lenders, and the GG Lenders hereby unconditionally and irrevocably subordinate their pledge and security interest in the Collateral to and in favour of RIF. The GG Lenders agree that RIF's pledge and security interest in the Collateral shall have full and absolute priority over any pledge or security interest the GG Lenders have or may have in the Collateral, and the GG Lenders agree, except as hereinafter expressly provided, not to take any enforcement action or exercise any remedy with respect to the Collateral, including without limitation, the making of any demand under the GG Transaction Documents until the indebtedness, liabilities and obligations of AmBon to RIF are paid in full, or RIF releases its pledge and security interests in the Collateral, or if RIF gives the GG Lenders the requisite consent to take such enforcement action (the "Standstill Period"). Provided however, that the Standstill Period shall terminate upon any of the following events occurring: (i) the commencement of proceedings against AmBon or Bonanza Explorations under any applicable bankruptcy or insolvency laws if such proceedings are not discharged within ten (10) days of commencement; or (ii) the appointment of a receiver or if any person takes possession of substantially all of the assets of AmBon or Bonanza Explorations for the purposes of realization or enforcement of a creditor's rights. Notwithstanding anything to the contrary herein contained, the parties acknowledge and agree that if AmBon or Bonanza Explorations: (i) institute proceedings for bankruptcy or consents to the filing of any petition or proceeding with respect thereto; (ii) files a petition or commences a proceeding or action seeking, or consent to the filing of any such petition seeking, the appointment of a receiver, receiver manager, interim receiver, trustee in bankruptcy or similar officer of AmBon or Bonanza Explorations, as applicable, or any of the Collateral; or (iii) makes an assignment or files a proposal for the benefit of its creditors; the GG Lenders shall be entitled notwithstanding the Standstill Period to take such steps as it considers reasonable necessary, in its sole discretion, to protect itself and the GG Collateral against any such proceedings or actions.

Section2. ***Payments of GG Notes and amendment to RIF Transaction Documents***. The GG Lenders hereby subordinate the GG Transaction Documents to the RIF Transaction Documents and agree that it shall not receive or accept any payments pursuant to the GG Lenders Transaction Documents unless and until the RIF Note has been repaid in full; provided, however, that prior to the declaration by RIF of an event of default under the RIF Transaction Documents, as described therein, the GG Lenders may receive regular payments of interest under the GG Transaction Documents. In the event, for any reason and notwithstanding the foregoing, the GG Lenders shall receive payment under the GG Transaction Documents (other than regular payments of interest prior to such notice), the GG Lenders shall hold said amounts in trust for RIF and shall remit the same to RIF on RIF's first demand. The GG Lenders further agree that RIF may amend or modify the RIF Transaction Documents, including extending the maturity date thereof, and changing the terms and provisions thereof, without limitation and without the consent of the GG Lenders and the GG Lenders' subordination herein shall be unaffected thereby; provided, however, that RIF agrees not to increase the principal amount of the RIF Note, the interest rate payable thereon or otherwise alter the terms of the RIF Transaction Documents to make the terms materially more onerous on AmBon, absent the GG Lenders' prior consent thereto, not to be unreasonably withheld or delayed.

Section 3. ***RIF Waiver; Acknowledgement of The GG Lenders' interest in the Collateral***. RIF represents and warrants that (i) it has not assigned its interests in the RIF Transaction Documents (except that RIF has sold participations in the RIF Note) ;(ii) it has full

power and authority to enter into this Agreement; and (iii) to the best of its knowledge AmBon is not in default with respect to any terms or conditions contained within the RIF Transaction Documents, except that AmBon may be in breach the $2,000,000 minimum liquidity covenant contained in the term sheet between RIF and AmBon dated January 31, 2012, related to the RIF Note. With respect to the initial proceeds of the GG Notes only, RIF hereby grants a limited and one-time waiver of compliance by AmBon with the requirement contained in Section 4(b) of the RIF Note that proceeds of new debt be used to repay the RIF Obligations, provided that AmBon use the proceeds of the GG Notes exclusively for paying the fees and costs associated therewith and for the development of the Copperstone Mine. RIF acknowledges that the GG Lenders have been granted a second pledge and security interest in the Collateral; in addition, RIF agrees that prior to taking any enforcement action against the Collateral, it will allow and does hereby grant the GG Lenders the right to purchase (the "GG Lenders' Purchase Right") the RIF Transaction Documents for a purchase price equal to the outstanding principal balance of the RIF Note (represented by, and paid for in, gold ounces) plus all accrued and unpaid interest, costs and expenses (to the extent due under the RIF Transaction Documents (the "Purchase Price"); RIF shall provide the GG Lenders with written notice of its intent to take enforcement action under the RIF Transaction Documents, and the GG Lenders shall have five (5) business days to exercise such GG Lenders' Purchase Right by paying the Purchase Price in gold ounces to RIF's account at the Gold Agent's (Auramet Trading) designated London Pool Account. Upon receipt by RIF of the Purchase Price, RIF shall provide a release and discharge or all applicable assignments of the RIF Transaction Documents and the RIF Obligations without any representations and warranties, save and except as to the amount of the Purchase Price, and this Agreement shall be terminated.

Section 4. ***Priorities***. The priorities set out herein above are to prevail notwithstanding any priority to which the subordinating party may be or may hereafter become entitled for any reason, including without limitation, priority by date and time or order of creating, granting or executing any document, the perfection, or the giving of notice under any demand for payment, the date of advance, registration, publication, or filing of any charge or encumbrance contained in the subordinating party's security and the security interests created thereby or by any provisions of any applicable law. Upon any distribution of assets of AmBon or the proceeds thereof to creditors in connection with AmBon's bankruptcy, liquidation or winding up, or in connection with any arrangement with creditors to which AmBon is a party, the priorities set out in this Agreement shall prevail.

Section 5. ***Stock Pledge***. Each of the parties hereto acknowledge that all of the shares and securities of Bonanza Explorations (the "BEI Shares") are owned by AmBon and are subject to the terms and conditions of each of the RIF Stock Pledge and the GG Stock Pledge. RIF acknowledges that if it is determined for any reason that it no longer requires a pledge of the BEI Shares, and GG confirms in writing to RIF that any portion of the GG Obligations remain outstanding, then any BEI Shares it holds in its possession shall, unless otherwise directed by the GG Lenders, be released and delivered to the GG Lenders, and if the BEI Shares are in the name of RIF, the certificates representing the BEI Shares shall be endorsed in blank.

Section 6. ***AmBon Acknowledgement***. AmBon acknowledges and agrees to act in a manner consistent with this Agreement.

Section 7. **Successors and Assigns**. This Agreement shall be binding upon and shall enure to the benefit of the parties and their respective successors and assigns.

Section 8. ***Waiver and Amendment.*** Any provision of this Agreement may be waived, amended or modified only upon the written consent of the GG Lenders and RIF.

Section 9. ***Notices.*** All notices and other communications given to or made upon any party hereto in connection with this Agreement shall be in writing and mailed via certified mail, or faxed to the respective parties, as follows:

To the GG Lenders:

Galloway Financial Services Inc.
Suite 302, 1620 West 8th Avenue
Vancouver, BC V6J 1V4
Attn: Wayne Tisdale
Fax:: 604-639-4469

Goldreign Capital Inc.
#2, 1640 - 148 St.
White Rock, BC V4A 7P5
Attn: Gordon King
Fax: ____________________

With a copy to:

TingleMerrett LLP
1250, 639-5th Avenue SW
Calgary, AB, T2P 0M9
Fax: (403) 571-8008

To AmBon:

American Bonanza Gold Corp.
200 Granville Street – Suite 1238
Vancouver, BC V6C 1S4
Attn: Chief Executive Officer
Fax: ____________________

To RIF:

Resource Income Fund, L.P.
2 Executive Drive, Suite 645
Fort Lee, New Jersey 07024
Attn: Justin M. Sullivan
Telecopy: 201-905-5001

Section 10. ***Governing Law.*** This Agreement shall be governed by the laws of the State of New York.

Section 11. ***Severability.*** If any of the provisions of this Agreement are held invalid, such invalidity shall not affect the other provisions hereof that can be given effect without the

invalid provision, and to this end the provisions of this Agreement are intended to be and shall be deemed severable.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement on the date set forth above.

RESOURCE INCOME FUND, L.P.
By: RIF Management, LLC, its General Partner
By: Auramet Trading, LLC, its Managing Member

Signed: ______________________
By: Justin M. Sullivan
Authorized Signatory

GALLOWAY FINANCIAL SERVICES INC.

Signed: ______________________
Wayne Tisdale
Authorized Signatory

GOLDREIGN CAPITAL INC.

Signed: ______________________
Gordon King
Authorized Signatory

AMERICAN BONANZA GOLD CORP.

Signed: ______________________
Brian Kirwin
Authorized Signatory

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement on the date set forth above.

RESOURCE INCOME FUND, L.P.
By: RIF Management, LLC, its General Partner
By: Auramet Trading, LLC, its Managing Member

Signed: ______________________
By: Justin M. Sullivan
Authorized Signatory

GALLOWAY FINANCIAL SERVICES INC.

Signed: ______________________
Wayne Tisdale
Authorized Signatory

GOLDREIGN CAPITAL INC.

Signed: ______________________
Gordon King
Authorized Signatory

AMERICAN BONANZA GOLD CORP.

Signed: ______________________
Brian Kirwin
Authorized Signatory

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement on the date set forth above.

RESOURCE INCOME FUND, L.P.
By: RIF Management, LLC, its General Partner
By: Auramet Trading, LLC, its Managing Member

Signed: ______________________
By: Justin M. Sullivan
Authorized Signatory

GALLOWAY FINANCIAL SERVICES INC.

Signed: ______________________
Wayne Tisdale
Authorized Signatory

GOLDREIGN CAPITAL INC.

Signed: ______________________
Gordon King
Authorized Signatory

AMERICAN BONANZA GOLD CORP.

Signed: ______________________
Brian Kirwin
Authorized Signatory

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement on the date set forth above.

RESOURCE INCOME FUND, L.P.
By: RIF Management, LLC, its General Partner
By: Auramet Trading, LLC, its Managing Member

Signed: ______________________
By: Justin M. Sullivan
Authorized Signatory

GALLOWAY FINANCIAL SERVICES INC.

Signed: ______________________
Wayne Tisdale
Authorized Signatory

GOLDREIGN CAPITAL INC.

Signed: ______________________
Gordon King
Authorized Signatory

AMERICAN BONANZA GOLD CORP.

Signed: ______________________
Brian Kirwin
Authorized Signatory